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                                                                    EXHIBIT 23.1

                                                           (MOSS ADAMS LLP LOGO)
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Certified Public Accountants






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
International Absorbents Inc. and Subsidiary

We consent to the incorporation by reference in the registration statements (No. 333-105146 and No. 333-114526) on Form S-8 of International Absorbents Inc. and Subsidiary of our report dated March 7, 2005, relating to the consolidated balance sheets of International Absorbents Inc. and Subsidiary as of January 31, 2005 and 2004, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the years then ended. Such report appears in International Absorbents Inc.'s Annual Report of Form 10-KSB for the periods ended January 31, 2005 and 2004.



/s/ MOSS ADAMS LLP

Bellingham, Washington
March 7, 2005